Exhibit 99.2

cognizant

Q2 2025

"Our second quarter revenue performance exceeded the high end of our guidance range, underscoring the effectiveness of our strategy to build a resilient and durable portfolio that positions us to win in the AI era. Our investments in talent, platforms and AI infrastructure drove our fourth-straight quarter of organic year-over-year revenue growth, another quarter of margin expansion and helped us accelerate bookings, including two $1 billion deals. In today's dynamic and competitive environment, we are differentiating ourselves by moving with agility and building IP at the edge, leveraging our interdisciplinary capabilities across domain, technology and operations to address new client growth priorities and deliver agentification at scale."

Ravi Kumar S | Chief Executive Officer

Revenue

$5.2 billion

Reported YoY[1] ↑ 8.1%

Constant Currency YoY[1] ↑ 7.2%

GAAP and Adjusted Operating Margin | 15.6%

GAAP and Adjusted Diluted EPS | $1.31

Q2 2025 Cash Flow	Cash Flow From Operations	Free Cash Flow
	$398M	$331M

Q2 2025 Capital Return	Dividends	Share Repurchases
	$153M $0.31/share	$368M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY



$1.0
$3.9
$0.3

Geography	Revenue	Reported YoY	Constant Currency YoY
North America[1]	$3.9	↑ 8.1%	↑ 8.1%
Europe	$1.0	↑ 9.6%	↑ 4.0%
Rest of World	$0.3	↑ 4.7%	↑ 6.0%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY



$1.6
$1.5
$0.8
$1.3

Segment	Revenue	Reported YoY	Constant Currency YoY
Health Sciences	$1.6	↑ 6.2%	↑ 5.3%
Financial Services	$1.5	↑ 6.9%	↑ 6.0%
Products & Resources[1]	$1.3	↑ 16.0%	↑ 14.7%
Communications, Media & Technology	$0.8	↑ 3.1%	↑ 2.2%

Employee Metrics

Total Employees	343,800	+7,500 QoQ
Voluntary Attrition - Tech Services (Trailing 12-Month)	15.2%	(60) bps QoQ

Company Recognition



AMERICA'S
GREATEST WORKPLACES
20 Newsweek 25
PLANT-A INSIGHTS GROUP

Named one of America's Greatest Workplaces

2024 Sustainability and Corporate Citizenship Report



Read the full report here

For non-GAAP financial reconciliations refer to Cognizant's 2025 second quarter earnings release issued on July 30, 2025, which accompanies this presentation and is available at investors.cognizant.com.

[1]In the second quarter of 2025, revenue from our recently completed acquisition of Belcan contributed approximately 4 percentage points to year-over-year revenue growth, including approximately 16 percentage points of growth to our Products & Resources segment, primarily in North America and to a lesser extent in the United Kingdom.